                                                                 EXHIBIT 11.1

                              PHOENIX TECHNOLOGIES LTD.

                          COMPUTATION OF EARNINGS PER SHARE
                              PRIMARY EARNINGS PER SHARE


                                                     Year ended September 30,

                                                1996          1995            1994
                                            -----------    -----------    ------------
Income from continuing operations           $ 9,047,000    $ 8,815,000    $ 19,230,000

Gain (loss) from discontinued operations      3,752,000        --          (12,436,000)
                                            -----------    -----------    ------------

Net income                                  $12,799,000    $ 8,815,000    $  6,794,000
                                            -----------    -----------    ------------
                                            -----------    -----------    ------------
Weighted average number of
  common shares outstanding                  15,991,000     14,273,000      13,736,000

Weighted average number
  of common equivalent shares                 1,465,000      1,490,000         831,000
                                            -----------    -----------    ------------

Weighted average number of common and
  common equivalent shares outstanding       17,456,000     15,763,000      14,567,000
                                            -----------    -----------    ------------
                                            -----------    -----------    ------------
Primary earnings per share:
Continuing operations                          $ 0.52         $ 0.56         $ 1.32
Discontinued operations                          0.21          ( -- )         (0.85)
                                            -----------    -----------    ------------
Net Income                                     $ 0.73         $ 0.56         $ 0.47
                                            -----------    -----------    ------------
                                            -----------    -----------    ------------


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